UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

MIVA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2008, MIVA (UK) Limited, a subsidiary of MIVA, Inc., and IVG Developments (EUSTON) Limited and IVG Developments (MELTON ST) Limited entered into an agreement amending the Lease Agreement dated April 15, 2005 for MIVA’s premises located at 194 Euston Road, 30 Euston Square and 1 Melton Street, London NW1.    The Lease Amendment provides for a 45% reduction in space with a proportionate reduction in rent, effective as of January 1, 2008.  The Lease Amendment also provides that a portion of MIVA’s rent deposit in the amount of $407,018 will be returned to MIVA.  As a result of the Lease Amendment, the annual rent for the leased premises will be reduced from approximately $877,575 to approximately $482,866.  Additionally, the Lease Amendment provides each party with an early termination right to terminate the underlying Lease Agreement on December 31, 2008.  In the event either party exercises the early termination right, MIVA (UK) Limited shall receive a one-time payment of approximately $700,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Dated March 3, 2008	By:	/s/ John B. Pisaris
John B. Pisaris

General Counsel & Secretary